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                                                                   EXHIBIT 10.13



                             SECOND ADDENDUM TO THE
                    AMENDED AND RESTATED SEVERANCE AGREEMENT


This Second Addendum to the Amended and Restated Severance Agreement (this "Addendum") is made and entered into effective as of this 21st day of December, 2001, by and between Aviall, Inc., a Delaware corporation (the "Company") and Bruce Langsen (the "Executive"). Terms used in this Addendum with initial capital letters that are defined in the Amended and Restated Severance Agreement, originally entered into on March 12, 1998 and amended and restated as of April 16, 1999, between the Company and the Executive (the "Severance Agreement") are used in this Addendum as so defined.

WHEREAS, Section 13 of the Severance Agreement permits the parties to amend the Severance Agreement by executing a writing signed and dated by both parties;

WHEREAS, the Severance Agreement provides for certain severances benefits in the event of a termination of the Executive's employment following a Change of Control of the Company; and

WHEREAS, the parties desire to amend the definition of "Change of Control" in the Severance Agreement.

NOW, THEREFORE, for good and valuable consideration, the Company and the Executive agree as follows:

1. Subsection 1(d) of the Severance Agreement is amended by adding the following to the subsection:

         Notwithstanding any provision to the contrary herein, following Stockholder Approval, a "Change of Control" shall not be deemed to have occurred for purposes of this Agreement if (i) Carlyle, alone or together with its affiliates (as such term is defined for purposes of Rule 12b-2 of the General Rules and Regulations of the Exchange Act, "Affiliates") and associates (as such term is defined for purposes of Rule 12b-2 of the General Rules and Regulations of the Exchange Act, ("Associates"), becomes the beneficial owner of 20% or more of the Common Stock then outstanding (either through the acquisition of the Investor Shares or the exercise or conversion of the Bridge Preferred Stock, the Permanent Preferred Stock or the Carlyle Shares), or (ii) a person becomes the beneficial owner of any Investor Shares, provided, however, that if such person, together with all Affiliates and Associates of such person, shall become after acquiring the Investor Shares, or is at the time of the acquisition of any Investor Shares, the beneficial owner of 5% or more of the Common Stock then outstanding (in addition to any Investor Shares held by such person or any Affiliate or Associate of such person) then a "change of control" shall be deemed to have occurred upon the later of (A)


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         the date such person's acquisition of the Investors Shares or (B) the date such person became the beneficial owner of 5% or more of the Common Stock. Notwithstanding any provision to the contrary herein, prior to Stockholder Approval, for the purpose of this Agreement, Carlyle shall not be deemed to be the beneficial owner of (i) any shares of Permanent Preferred Stock, (ii) any shares of Common Stock issuable upon conversion of the Permanent Preferred Stock or (iii) any Carlyle Shares. For purposes of this Section 1(d), the following definitions shall apply:

                  (i) "Bridge Preferred Stock" shall mean the Series B Senior Convertible Participating Preferred Stock, par value $0.01 per share, of the Company.

                  (ii) "Carlyle" shall mean collectively, Carlyle Partners III, L.P., a Delaware limited partnership, CP III Coinvestment, a Delaware limited partnership, together with their Affiliates and Associates.

                  (iii) "Carlyle Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of December 17, 2001, by and among the Company and Carlyle.

                  (iv) "Carlyle Shares" shall mean any Common Stock issuable to Carlyle pursuant to the Note Purchase Agreement and any Common Stock issuable upon exercise of warrants issuable to Carlyle pursuant to the Note Purchase Agreement.

                  (v) "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Company.

                  (vi) "Investor Shares" shall mean the shares of (A) the Permanent Preferred Stock, (B) the Bridge Preferred Stock, (C) the Carlyle Shares, (D) the Common Stock issuable on conversion of the Permanent Preferred Stock or the Bridge Preferred Stock and (E) any shares issued as dividends or on conversion or exchange or otherwise in respect of the securities referred to in the foregoing clauses (A) through (D).

                  (vii) "Note Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated as of December 17, 2001, by and among the Company, Aviall Services, Inc., J.H. Whitney Mezzanine Fund, L.P., Whitney Private Debt Fund, L.P., Blackstone Mezzanine Partners, L.P., Blackstone Mezzanine Holdings, L.P., Carlyle High Yield Partners, L.P. and Oak Hill Securities Fund, L.P. and among other entities.


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                  (viii) "Permanent Preferred Stock" shall mean the Series D
         Senior Convertible Participating Preferred Stock, par value $0.01 per share, of the Company.

                  (ix) "Stockholder Approval" shall mean the affirmative vote of a majority of the Common Stock of the Company represented in person or by proxy at a meeting of the Company's stockholders in favor of approval of the issuance of the Permanent Preferred Stock issuable upon conversion of the Bridge Preferred Stock and the issuance of Common Stock of the Company issuable upon conversion of the Permanent Preferred Stock.

2. The Severance Agreement, as modified by this Addendum, remains in full force and effect.


                           [Signature Page to Follow]


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         IN WITNESS WHEREOF, the Company and the Executive have executed or caused to be executed, this Addendum effective as of the day and year first written above.

                                     AVIALL, INC.


                                     By:        /s/ Jeffrey J. Murphy
                                              ----------------------------------
                                     Name:    Jeffrey J. Murphy

                                     Dated:   December 20, 2001



                                     EXECUTIVE


                                     By:        /s/ Bruce Langsen
                                              ----------------------------------
                                     Name:    Bruce Langsen

                                     Date:    December 19, 2001









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